Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE, TO THE EXTENT APPLICABLE HERETO.

SENIOR NOTE

$849,500.00	September 26, 2023

FOR VALUE RECEIVED, BESPOKE EXTRACTS, INC., a Nevada corporation (“Borrower”), hereby promises to pay to Infinity Management, LLC or registered assigns (“Holder”) on the date set forth below, (i) the aggregate principal sum of EIGHT HUNDRED FORTY NINE THOUSAND FIVE HUNDRED DOLLARS ($849,500), (ii) accrued and unpaid interest on the unpaid principal balance hereof in the amount set forth herein and (iii) any other amounts payable hereunder (collectively, the “Obligations”). This Senior Note (“Note”) is issued by the Borrower to replace and retire certain outstanding notes owned by the Holder.

1. Payment of Principal. The principal amount of this Note, together with all unpaid interest accrued thereon and any other Obligations payable hereunder, shall be due and payable in full on June 30, 2025 (the “Maturity Date”).

2. Accrual and Payment of Interest. The unpaid principal balance due hereunder shall bear interest (“Interest”) at an annual rate of five percent (5.0%) (the “Interest Rate”) and shall be calculated on the basis of a year of twelve 30-day months, and the actual number of days elapsed for any partial month. The Principal shall bear interest from and including the first day of an Interest Period to and including the last day of such Interest Period at a rate equal to the Interest Rate. “Interest Period” means, initially, the period commencing October 1, 2023, and thereafter, each quarterly period, or a partial quarterly period during which the Principal is repaid in full. All principal and Interest shall be due and payable on the Maturity Date.

3. Optional and Mandatory Prepayment. At any time prior to the Maturity Date the Borrower shall have the right to make full or partial payments of the unpaid principal balance and the Interest payable under this Note (“Prepayment”). The Borrower shall prepay the Note in full out of the proceeds of a new debt or equity capital raise with net proceeds of more than $2,000,000.

4. Default.

(a) “Event of Default” shall mean the occurrence of one or more of any of the following events:

(i) failure to pay in full and when due any installment of principal or Interest on the Note, which failure is not cured within thirty (30) days following the Borrower’s actual knowledge of such failure, or other material default of the Borrower which material default is not cured within thirty (30) days following the Borrower’s actual knowledge of such failure;

(ii) the liquidation, termination or dissolution of Borrower, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; or

(iii) the institution by or against the Borrower of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower is alleged to be insolvent or unable to pay its debts as they mature, which proceeding is not dismissed within ninety (90) days after institution, or the making by the Borrower of an assignment for the benefit of creditors or the granting by the Borrower of a trust mortgage for the benefit of creditors.

(b) Acceleration. If an Event of Default shall occur, then the Holder, by written notice to the Borrower, may (i) declare the Obligations due hereunder to be immediately due and payable, whereupon the sum of (x) the outstanding principal amount of this Note and (y) the Interest and other amounts outstanding hereunder shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) exercise any and all of its other rights under applicable law and/or hereunder. Any payment pursuant to this Section 4 shall be applied first to the Interest owed under this Note, second, to any other Obligations (other than principal) owed hereunder and lastly to the principal balance of this Note.

5. No Security; Agreement to Subordinate to Bank Debt. This Note is not secured and no mortgage, security or lien is or shall be granted by the Borrower upon its assets as collateral security for the obligations of the Borrower evidenced thereby. This Note represents a senior debt obligation of the Borrower and will be senior in right of repayment to all subordinated debt obligations of the Borrower. Notwithstanding the foregoing, the Borrower may incur secured indebtedness for monies borrowed from banks, trust companies, insurance companies, and other lenders, including commercial paper and accounts receivable sold or assigned by the Borrower to such institutions (“Senior Secured Debt”), and any such Senior Secured Debt may be senior in right of payment to this Note. The Holder agrees to execute any subordination agreement(s) the Borrower and the holders of Senior Secured Debt may request to implement the aforesaid subordination of the Note to any Senior Secured Debt incurred by the Borrower. Except for Senior Secured Debt, the Borrower may not incur any indebtedness senior in right of payment to the Note without the written consent of the Holder.

6. Costs and Expenses. Each of Borrower and Holder will pay its own expenses in connection with the issuance of this Note. Borrower will pay or reimburse Holder for its reasonable costs and expenses incurred or paid by the Holder in collecting or attempting to collect or enforcing or attempting to enforce payment of any Obligation.

7. Representations and Warranties of Borrower. Borrower represents and warrants to Holder as follows as of the date hereof: (a) Borrower has the power and authority to execute, deliver and perform all obligations in accordance herewith, (b) the execution, delivery and performance by Borrower of this Note is within Borrower’s legal powers, and do not contravene any law or any contractual restriction binding on or affecting Borrower; (c) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Note; (d) this Note constitutes the legal, valid and binding obligation of Borrower party thereto, enforceable against Borrower in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to Borrower’s knowledge, threatened action or proceeding affecting Borrower before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of Borrower.

8. Amendment. Except for the obligations to repay the outstanding principal on the Notes and to pay accrued Interest, the terms of the Note including the Maturity Date and the Interest Rate, may be modified with the written consent of the Holder.

9. Persons Deemed Owners. The person in whose name a Note is registered on the books and records of the Borrower shall be deemed to be the absolute owner thereof for all purposes, and payment of any principal or Interest on such Note shall be made only to the registered owner thereof or such owner’s legal representative. All payments made to the registered owner or such owner’s legal representative shall be valid and effectual to discharge the liability of the Borrower upon this Note to the extent of the sum or sums so paid.

10. Transfer. The Borrower will keep the registration and transfer books for this Note. This Note may be transferred only on the books of the Borrower. This Note may not be transferred unless the Holder delivers to the Borrower a written opinion of legal counsel or otherwise satisfies the Borrower with respect to the compliance of such transfer with applicable securities laws and the transferee enters into a written agreement in form and substance acceptable to the Borrower pursuant to which the transferee agrees to be bound by all of the provisions of the Note. Upon surrender or transfer of this Note at the principal office of the Borrower, duly endorsed for transfer or accompanied by a proper assignment duly executed by the registered owner or such owner’s attorney duly authorized in writing, and accompanied by the agreement and other documentation described in the preceding sentence, the Borrower will issue and deliver to the transferee a new, fully registered Note in like principal amount.

11. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Note shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h) Entire Agreement. Except as otherwise expressly set forth herein, this Note embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

(i) Counterparts. This Note may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(j) Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS NOTE SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK, NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(k) No Third Party Beneficiaries. This Note is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(l) Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of this Note.

[Signature Page Follows]

[Signature Page to Senior Note]

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

BESPOKE EXTRACTS,INC

By:	/s/ Hunter Garth
	Name:	Hunter Garth
	Title:	President

AGREED TO AND ACCEPTED:

HOLDER
INFINITY MANAGEMENT, LLC

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Manager